Exhibit 99.1

Leap Therapeutics Announces $18 Million Private Placement Offering

CAMBRIDGE, Mass., Nov. 15, 2017 (GLOBE NEWSWIRE) — Leap Therapeutics, Inc. (Nasdaq:LPTX), a biotechnology company developing targeted and immuno-oncology therapeutics, today announced it has entered into a purchase agreement to issue and sell shares of its common stock and warrants to purchase shares of its common stock at a price of $6.085 per unit in a private placement with a select group of institutional investors and strategic partners, including HealthCare Ventures and Eli Lilly and Company, for total gross proceeds of $18.0 million.

Upon closing of the transaction, Leap will sell 2,958,094 shares of unregistered common stock. Each share of common stock will be issued with a warrant to purchase one share of Leap common stock at an exercise price of $6.085 per share, with an exercise period of seven years after the closing. The consolidated closing bid price for the common stock on the Nasdaq Capital Market on the day of pricing, November 14, 2017 was $5.96. The company expects to hold a special meeting of stockholders to approve provisions related to the warrants. In connection with such approval, Leap entered into a voting agreement with entities affiliated with HealthCare Ventures to vote all of their beneficially owned shares in favor of any approval proposed at the special meeting of stockholders.

Raymond James was the lead placement agent, and Ladenburg Thalmann acted as co-placement agent for the transaction.

The securities being sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. Leap Therapeutics has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the private placement, as well as the shares of common stock issuable upon exercise of the warrants issued in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Leap Therapeutics

Leap Therapeutics (Nasdaq:LPTX) is developing targeted and immuno-oncology therapeutics. Leap’s most advanced clinical candidate, DKN-01, is a humanized monoclonal antibody targeting the Dickkopf-1 (DKK1) protein, a Wnt pathway modulator. DKN-01 is in clinical trials in patients with esophagogastric cancer and biliary tract cancer, with an emerging focus on patients with defined mutations of the Wnt pathway and in combinations with immune checkpoint inhibitors. Leap’s second clinical candidate, TRX518, is a novel, humanized GITR agonist monoclonal antibody designed to enhance the immune system’s anti-tumor response that is in two monotherapy studies. For more information about Leap Therapeutics, visit http://www.leaptx.com or our public filings with the SEC that are available via EDGAR at http://www.sec.gov or via http://www.investors.leaptx.com/.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include statements relating to Leap’s expectations with respect to the development and advancement of DKN-01, TRX518, and other programs, including the initiation, timing and design of future studies, enrollment in future studies, business development, and other future expectations, plans and prospects. Leap has attempted to identify forward looking statements by such terminology as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “may,” “could,” “might,” “will,” “should,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although Leap believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; the ability to complete a financing or form business development relationships to fund our expenses; the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially will be included in Leap Therapeutics’ periodic filings with the Securities and Exchange Commission (the “SEC”), including Leap Therapeutics’ Form 10-K that Leap filed with the SEC on March 31, 2017. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

CONTACT:

Douglas E. Onsi

Chief Financial Officer

Leap Therapeutics, Inc.

donsi@leaptx.com

617-714-0360

Argot Partners

Investor Relations

Susan Kim or Heather Savelle

212-600-1902

susan@argotpartners.com

heather@argotpartners.com